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INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-57302 of BRL Universal Equipment 2001 A, L.P., BRL Universal Equipment Corp., Universal Compression Holdings, Inc. and Universal Compression, Inc. on Form S-4 of our report dated March 1, 2002 (relating to the consolidated financial statements of BRL Universal Equipment 2001 A, L.P.), appearing in this Annual Report on Form 10-K of BRL Universal Equipment 2001 A, L.P. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.

Dallas, Texas
March 28, 2002

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INDEPENDENT AUDITORS' CONSENT